Exhibit 99.2

PRODUCT DEVELOPMENT & CONTRACT MANUFACTURE AGREEMENT

THIS AGREEMENT is dated 17th of December 2015.

PARTIES

IMMUCELL CORPORATION, a corporation duly organised and existing under the laws of the State of Delaware, United States of America (USA) having its principal office at 56 Evergreen Drive, Portland, Maine, USA (“IMMUCELL”);

and

NORBROOK LABORATORIES LIMITED, a company registered in Northern Ireland having its registered office at Station Works, Newry, Co Down, BT35 6JP, Northern Ireland (“NORBROOK”);

BACKGROUND

A.	IMMUCELL is the owner of the veterinary pharmaceutical Product (as hereinafter defined).

B.	NORBROOK has developed and owns certain technical expertise and know-how in the development, formulation and manufacture of veterinary pharmaceutical products and has the necessary facilities, equipment, personnel, expertise, permits, licences and certifications for the development, manufacture and assembly of the Product.

C.	IMMUCELL has historically contracted NORBROOK to conduct exclusive development work to enable IMMUCELL to obtain a Marketing Authorisation (as hereinafter defined) for the Product in the Territory (as hereinafter defined).

D.	IMMUCELL is desirous of having NORBROOK conduct further Development Work (as hereinafter defined) to enable IMMUCELL to obtain a Marketing Authorisation for the Product in the Territory.

E.	IMMUCELL is further desirous of having NORBROOK recorded on such Marketing Authorisation as a manufacturer of the Product and thereafter Contract Manufacture (as hereinafter defined) the Product for it on a semi-exclusive basis.

F.	NORBROOK has agreed to carry out the Development Work and Contract Manufacture on this basis and in furtherance thereof the Parties have agreed to enter into this agreement on the terms and subject to the conditions set out below.

AGREED TERMS

1.	INTERPRETATION

The definitions and rules of interpretation in this Clause apply in this Agreement:

1.1.	API: the pharmacologically active ingredient used in the Product, namely a liquid concentrate Nisin, as more particularly specified in Schedule 1.

1.2.	Certificate of Analysis: a batch specific document issued and approved by NORBROOK to IMMUCELL containing the results of relevant quality control tests and certification that each batch conforms to the quality requirements of the Specification.

1.3.	Commencement Date: a date six (6) months from the date that IMMUCELL obtains the Marketing Authorisation for the Product in the United States of America (‘USA’), or the date IMMUCELL places its first order for Contract Manufacture of the Product after obtaining the Marketing Authorisation for the Product in the USA, whichever is the earlier.

1.4.	Commercially Reasonable Efforts: the level of effort which is commercially reasonable under the circumstances.

1.5.	Control: the ability to direct the affairs of a corporation, whether by virtue of the ownership of shares, the holding of any office, contract or otherwise.

1.6.	Confidentiality Agreement: any separate agreement between the Parties relating (inter alia) to the Confidential Information and/or procuring or maintaining the Marketing Authorisation.

1.7.	Confidential Information: all communications and all information whether written visual or oral and all other materials supplied to or obtained by a disclosing party or its Group (‘Disclosing Party’) to a receiving party or its Group (‘Receiving Party’) during the continuance of this agreement and all the information, recommendations or advice given to IMMUCELL by NORBROOK in pursuance of its duties under this Agreement and shall without limitation of the foregoing include any information from whatever source supplied to or obtained by the Disclosing Party concerning the trade secrets, customers, business associations and transactions, financial arrangements, and technical or commercial affairs of the Disclosing Party whether or not related to the Product.

1.8.	Contract Manufacture: the formulation, filling, sterilization, and primary and secondary packaging of the Product and as applicable, quality control testing (including in-process, release and follow up stability testing and release and shipping of Product to meet Specifications and requirements of the Marketing Authorisation for the Product) for each given area of the Territory after the Marketing Authorisation for the Product has been obtained from the relevant Regulatory Authority for that area of the Territory.

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1.9.	Development Work: the further specific development work, studies and tests of the Product at Norbrook’s facilities on the basis of the Specifications with the objective of achieving a Marketing Authorisation for the Product, as more particularly detailed in Schedule 2.

1.10.	Effective Date: the date of this agreement.

1.11.	Excipients: all raw materials required for the Contract Manufacture of the Product, with the exception of API and Packaging Material.

1.12.	Expiry Date: the date which is forty-eight (48) months from the Effective Date.

1.13.	FDA: the Food and Drug Administration in the USA and its Center for Veterinary Medicine (‘CVM’).

1.14.	Group: in relation to a Party which is a company, that Party, any subsidiary or holding company from time to time of that Party and any subsidiary from time to time of a holding company of that Party or any associated or affiliated company.

1.15.	Marketing Authorisation: the relevant necessary marketing authorisations, approvals, consents, permissions and licences required to be given by a relevant Regulatory Authority to permit the lawful manufacture, supply, export, market and sale of the Product in each area of the Territory.

1.16.	Minimum Order Quantity: the minimum quantity of Product in units, and multiples thereof, that NORBROOK will accept as an order for the Product as referred to in clause 5 and detailed in Schedule 3 Part A and Part C.

1.17.	Minimum Purchase Quantity: the minimum quantity of Product described in units which IMMUCELL is obligated to purchase each Year, as referred to in clause 4 and detailed in Schedule 3 Part C.

1.18.	Packaging Material: the material necessary for the primary and/or secondary packaging and the packaging of the Product as specified by IMMUCELL.

1.19.	Parties: NORBROOK and IMMUCELL and ‘Party’ shall be construed accordingly.

1.20.	Price: the price per unit for the Contract Manufacture of the Product as referred to in clause 6 and detailed in Schedule 3 Part A and Part C.

1.21.	Primary Packaging: the syringe plastet comprised of barrel, plunger and cap, approved by both Immucell and Norbrook.

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1.22.	Product: a novel intramammary product using the API for use in the treatment of mastitis, to be marketed and sold under the Trade Mark, as more particularly described in the Specifications at Schedule 1.

1.23.	Pharmacovigilance Agreement: the separate agreement to be entered into between the parties setting out the responsibilities of the Parties in relation to the pharmacovigilance of the Product, consistent with the Technical Agreement and sufficient to meet any applicable FDA requirements.

1.24.	Regulatory Authority: the FDA or the relevant statutory or governmental body responsible for granting any approvals, registrations or licences which are necessary to be obtained for the importation, promotion, distribution, marketing, use or sale of the Product in any area within the Territory.

1.25.	Secondary Packaging: the labels, cartons, shippers, inserts and other Packaging Material commonly recognised as secondary Packaging and approved in writing by IMMUCELL.

1.26.	Specifications: the specifications for the Product, API and Excipients as detailed in Schedule 1 or as required by the Regulatory Authority or FDA.

1.27.	Supplemental Services: the supplemental services to be potentially provided by NORBROOK to IMMUCELL that are not included in the quoted cost of the Development Work and the Price, including but not limited to special, non-routine support and any other services not enumerated in Schedule 2 hereto or integral to the production of Products hereunder.

1.28.	Technical Agreement: the separate agreement setting out the responsibilities of the Parties relating to the manufacture, control, analysis and release of the Product, as attached hereto at Schedule 4.

1.29.	Term: a period of five (5) years beginning on the Commencement Date.

1.30.	Territory: Worldwide.

1.31.	Trade Mark: the registered trade mark and brand name of the Product, namely Mast Out®, or such alternate trade mark and brand name as required.

1.32.	VAT: value added tax chargeable (or any equivalent sales tax chargeable in addition or in substitution) on the price of all goods and/or any services supplied under this Agreement.

1.33.	Year: the period of twelve (12) months from the Commencement Date and each consecutive period of twelve (12) months thereafter during the Term.

1.34.	Clause, Schedule and paragraph headings shall not affect the interpretation of this agreement.

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1.35.	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person's personal representatives, successors or permitted assigns.

1.36.	The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules.

1.37.	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.38.	Words in the singular shall include the plural and vice versa.

1.39.	A reference to one gender shall include a reference to the other gender.

1.40.	A reference to any Party shall include that Party's personal representatives, successors or permitted assigns.

1.41.	A reference to a statute, statutory provision or any subordinated legislation made under a statute is a reference to such statute, provision or subordinated legislation as amended or re-enacted from time to time, whether before or after the date of this agreement and in the case of a reference to a statute is also to all subordinate legislation made under that statute whether before or after the date of this agreement (provided that, as between the Parties, no such amendment or re-enactment shall apply for the purposes of this agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any Party).

1.42.	References:

1.42.1.	A reference to writing or written includes faxes but not e-mail.

1.42.2.	Documents in agreed form are documents in the form agreed by the Parties and initialled by or on behalf of them for identification.

1.42.3.	Any reference to an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include a reference to what most nearly approximates to the English legal term in that jurisdiction.

1.42.4.	A reference to a document is a reference to that document as varied or notated (in each case, other than in breach of the provisions of this agreement) at any time.

1.42.5.	References to clauses and Schedules are to the clauses and Schedules of this agreement; references to paragraphs are to paragraphs of the relevant Schedule.

1.43.	Any phrase introduced by the terms; including, include, in particular or any similar expression, shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

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2.	DURATION OF AGREEMENT

2.1.	This agreement shall become effective on the Effective Date and, subject to its terms, shall continue for the Term.

3.	DEVELOPMENT WORK

3.1.	IMMUCELL shall supply NORBROOK free of charge with the API and Primary Packaging to be used in the Development Work and undertakes to ensure that the same will comply with the standard set out in the Specifications, will be fit for use and will be in sufficient quantities to satisfy Development Work requirements.

3.2.	Subject to the timely delivery of API and Primary Packaging, NORBROOK shall use Commercially Reasonable Efforts to complete the Development Work within a reasonable time in accordance with the Specifications and the terms of this agreement.

3.3.	IMMUCELL and NORBROOK shall regularly communicate during the course of the Development Work and, upon reasonable prior notice from IMMUCELL, NORBROOK shall provide such Supplemental Services and assistance to the FDA as IMMUCELL may from time to time reasonably request, including access to completed copies of the veterinary master file (‘VMF’) for NORBROOK’s manufacturing suite 17 and such standard operating procedures (‘SOPs’) for in-process and final release testing and technical information in relation to the Product and analytical methods, from time to time in its possession and which is necessarily required by FDA for the purpose of IMMUCELL obtaining a Marketing Authorisation for the Product in the USA.

3.4.	IMMUCELL shall pay NORBROOK for the Development Work and the provision of Supplemental Services and assistance referred to in clause 3.3 in accordance with the fee structure and hourly rates listed in Schedule 2 and in Schedule 3 Part B. Payment shall be made by IMMUCELL within 30 days of receipt of an invoice from NORBROOK.

3.5.	IMMUCELL undertakes to use Commercially Reasonable Efforts to have a second manufacturer approved by FDA to Contract Manufacture the Product within a thirty (30) month period from the Commencement Date and further agrees that upon such approval by FDA, NORBOOK has the right, at its discretion, to terminate this agreement by giving ninety (90) days’ written notice to IMMUCELL. During such ninety (90) day notice period, IMMUCELL shall be entitled to continue to submit binding orders for Products under this Agreement, irrespective of whether delivery thereof would occur subsequent to the effective termination date.

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4.	CONTRACT MANUFACTURE

4.1.	During the Term, IMMUCELL:

4.1.1.	agrees to supply NORBOOK, free of charge, with the materials to be obtained by it for Contract Manufacture (as set forth in the Technical Agreement at Schedule 4), in particular the API and Primary Packaging, and undertakes to ensure that the same will comply with the standard set out in the Specifications and the Marketing Authorisation, will be fit for use and will be in sufficient quantities to satisfy Contract Manufacture requirements;

4.1.2.	shall be solely responsible for all text and art work for the labels, cartons and containers to be used for the Product and will supply all artwork for the making of the packaging materials;

4.1.3.	warrants that the relevant text and artwork as specified by it complies with the requirements of the relevant Marketing Authorisation and the statutory and other legal requirements of each particular relevant area of the Territory in which the Product is to be marketed and sold and furthermore does not infringe any third party intellectual or industrial property rights and hereby indemnifies and shall hold NORBROOK harmless against all claims, liabilities and costs arising from the inaccuracy of the statements contained in this Section 4.1.3;

4.1.4.	undertakes to purchase the Product from NORBROOK and not to perform the tasks contemplated to be performed by NORBROOK on its own account, or have another person or entity perform such tasks, except as expressly provided for in this agreement;

4.1.5.	undertakes, in each Year of the Term, to purchase from NORBROOK the Minimum Purchase Quantity at the relevant Price and/or, at IMMUCELL’s sole option, to pay to NORBROOK the Deficit Rate with respect to any shortfall relative to the applicable Minimum Purchase Quantity in accordance with Clause 6 and Schedule 3 Part C.

4.2.	During the Term, NORBROOK:

4.2.1.	agrees it is responsible on its own account for the procurement of the materials to be obtained by it for Contract Manufacture (as set forth in the Technical Agreement at Schedule 4), including in particular the labels, Secondary Packaging and Excipients, and undertakes to ensure that the same will comply with the standard set out in the Specifications and the Marketing Authorisation, will be fit for use and will be in sufficient quantities to satisfy Contract Manufacture requirements;

4.2.2.	agrees to incorporate or combine the materials to be obtained by it into or with the materials to be provided by IMMUCELL, in order to complete, assemble and deliver to IMMUCELL the Product in conformance with the Specification, Marketing Authorisation and in accordance with the terms of this agreement.

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4.2.3.	shall purchase a maximum of twelve (12) month’s supply of labels, Secondary Packaging and Excipients to accord with the order forecasts of IMMUCELL, provided always that IMMUCELL shall be liable for the costs of any unused or redundant labels, Secondary Packaging and Excipients, including disposal and associated administration costs, whether arising due to any change in their specification, on termination of this agreement or for any reason (other than termination due to a breach of NORBROOK, in which case such purchase shall be at IMMUCELL’s sole election). Payments due under this clause shall be made by IMMUCELL within thirty (30) days of date of invoice

4.2.4.	agrees that through the second anniversary of the Commencement Date and for so long thereafter as IMMUCELL purchases the Minimum Purchase Quantity in accordance with Clause 6 and Schedule 3 Part C (and/or makes required Deficit Rate payments), it will not assemble, complete, manufacture or otherwise provide services, directly or indirectly with respect to or involving the API to any persons or entity other than IMMUCELL. Such restriction shall continue in effect for two (2) years following the termination or expiration of this agreement, other than a termination resulting from a breach by IMMUCELL of its obligations hereunder, or a termination in accordance with clause 14.3.1.

5.	FORECASTS AND ORDERS

5.1.	In order that NORBROOK can plan its production and delivery programme for the Product, IMMUCELL shall provide every three (3) months, commencing on the Effective Date, or any subsequent date agreed with NORBROOK, and regularly thereafter at three (3) monthly intervals during the subsistence of this agreement an estimate of its requirements for Products for the subsequent twelve (12) months, such estimates to be broken down on a month by month basis. The purpose of the estimate provided by IMMUCELL is to assist NORBROOK in its production planning and does not represent a firm order by IMMUCELL.

5.2.	All orders by IMMUCELL to NORBROOK for the Contract Manufacture of the Product:

5.2.1.	shall be in writing and contain full and proper details of quantities, despatch and delivery instructions and any specifications in addition to or different from those included in this Agreement and which shall have been agreed between the Parties;

5.2.2.	are subject to the Minimum Order Quantity set out in Schedule 3 Part C and must be placed in multiples thereof; and

5.2.3.	shall contain one hundred and twenty (120) days’ notice of the requested despatch date.

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5.3.	Provided proper notice has been given and NORBROOK is in possession of all information and documents necessary to permit it to proceed to fill such order in a timely manner and without interruption and such orders are in accordance with the order forecasts provided for in Clause 5.1. hereto, then NORBROOK shall use Commercially Reasonable Efforts to meet such despatch date. All such dates for despatch of the Products are given in good faith however are only estimates and NORBROOK shall not be liable for any failure to despatch or deliver on any dates so given. In the event of NORBROOK’S unexcused failure to deliver Product within forty-five (45) days of such despatch date on more than two occasions in any consecutive eighteen (18) month period or upon a third occasion during the Term (absent Force Majeure or any other condition or circumstance provided for in this agreement) IMMUCELL shall have the right to terminate this agreement on the provision of ninety (90) days notice.

5.4.	NORBROOK’s delivery obligation shall be subject to IMMUCELL having delivered to NORBROOK, not more than thirty (30) days following the submission of an order, sufficient quantities of the material to be provided by IMMUCELL for incorporation into the Product, including in particular API and Primary Packaging, which meets the Specifications for such material as set forth in Schedule 1 and the Marketing Authorisation. The delivery date shall be extended day for day by each day beyond thirty (30) day period that elapses before IMMUCELL has delivered such materials to NORBROOK.

5.5.	Notwithstanding clause 5.2, IMMUCELL undertakes to use Commercially Reasonable Efforts to place orders at a level of forty thousand (40,000) syringes, or multiples thereof.

6.	PRICE AND TERMS OF SUPPLY

6.1.	IMMUCELL shall pay NORBROOK for the Development Work and the Supplemental Services in accordance with the fee structure and hourly rates listed in Schedule 2 and Schedule 3 Part B. Payment shall be made by IMMUCELL within 30 days of receipt of an invoice from NORBROOK. All sums payable under this agreement are exclusive of VAT and (if applicable) the same shall be payable in addition.

6.2.	For Contract Manufacture, the Price for the Product per relevant Year shall be the price set out in Schedule 3 Part A and shall include delivery FOB BELFAST Incoterms 2010.

6.3.	All charges after delivery together with the cost of all relevant import documentation and customs duty (if any) shall be for the account of and shall be paid by IMMUCELL. All sums payable under this agreement are exclusive of VAT and (if applicable) the same shall be payable in addition.

6.4.	NORBROOK may at its discretion deliver the Product so ordered by IMMUCELL by instalments in any sequence, provided that all such instalments must be delivered on or prior to the delivery date established in accordance with clause 5.2 hereof. NORBROOK shall notify IMMUCELL as soon as practicable as to the dates and quantities of all such instalment deliveries.

6.5.	If IMMUCELL fails to take delivery of any ordered Product or any part of them and fails to provide any instructions, documents, licences, consents or authorisations required to enable the Product to be delivered by NORBROOK, NORBROOK shall be entitled, upon giving written notice to IMMUCELL, to store or arrange for the storage of the Product and then risk in the Product shall pass to IMMUCELL, delivery shall be deemed to have taken place and IMMUCELL shall pay to NORBROOK all reasonable costs and expenses including storage and insurance charges arising for its failure.

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6.6.	In the event NORBROOK fails to deliver Product on the delivery schedule established in accordance with Clause 5.3 and/or 5.4 hereof, NORBROOK shall (a) deliver such Product as promptly as practicable (unless IMMUCELL has elected to obtain such Product otherwise and has so notified NORBROOK in writing, in which event NORBROOK shall not assemble or ship such Product to IMMUCELL and IMMUCELL’s Minimum Purchase Quantity for the relevant affected Year shall be correspondingly reduced at IMMUCELL’s option) and (b) reimburse IMMUCELL for any reasonable additional expedited shipping costs incurred by IMMUCELL for delivery of such Product to customers, or any reasonable costs of obtaining replacement Product in excess of the amount payable to NORBROOK for such Product pursuant to this agreement. This obligation shall survive termination of this Agreement resulting from a breach by NORBROOK.

6.7.	Notwithstanding any earlier passing of risk, title in the Products shall remain with NORBROOK and shall not pass to IMMUCELL until the amount due under the invoice for them has been paid in full. Until title passes IMMUCELL shall hold the goods as bailee for NORBROOK and shall store and mark them so that they can at all times be identified as the property of NORBROOK. NORBROOK shall be entitled at any time before title passes to re-possess all and any of the Product and so terminate (without any liability to IMMUCELL) IMMUCELL’s rights to use, sell or otherwise deal in them and for that purpose, or determining what if any Product are held by IMMUCELL and inspecting them, to enter any premises of IMMUCELL. NORBROOK shall be entitled to maintain an action for the Price of any Product notwithstanding the title in them has not passed to IMMUCELL.

6.8.	The Price and delivery terms shall be fixed for two (2) Years from the Commencement Date. The Parties agree to commence discussions at least six (6) calendar months before the commencement of Year three (3) and each subsequent Year for the purpose of agreeing prices for the following year. In the event the Parties are unable to agree upon a price by the beginning of the next applicable Year, then the Price for the Product will be increased (or decreased, as applicable):

6.8.1.	by an amount equal to the vouched percentage increase (or decrease, as applicable) in the cost of raw materials or other Product components purchased by NORBROOK as provided for in Part 2 of the Technical Agreement; and

6.8.2.	an inflationary price based on increases (or decreases, as applicable) in the Retail Price Index (‘RPI’) as published by the UK Government for the remaining portion of the relevant Year.

In both cases, calculated from the date of the last price change for the Product until the beginning of the next applicable Year,

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6.9.	Should either Party wish to implement any Price increase or decrease under this clause 6 then it shall, at its own cost, produce to the other party a certificate certifying that the amount of the proposed increase or decrease has been properly calculated in accordance with the requirements of this agreement. The Price calculated in accordance with this sub-clause would apply to all orders placed by IMMUCELL and accepted by NORBROOK during the subsequent Year. Each Party shall co-operate with the other in determining any such Price adjustment, including, but not limited to, sharing such Party’s costs data to the extent relevant to any such calculation.

6.10.	NORBROOK shall not be prevented at any time from increasing the Prices to take account of any sudden increase in any production cost outside its control including the cost of active ingredients, packaging, energy, labour, transport, raw material costs or exchange rate fluctuations which increase the total production cost to NORBROOK by more than five per cent (5%). NORBROOK agrees to reduce the Price at any time to take account of any decreases in any of the costs or other factors set forth in the preceding sentence, which may decrease the relevant production costs to NORBROOK by more than five per cent (5%). NORBROOK agrees that the Price adjustments contemplated under Sections 6.8.1, 6.8.2 and 6.10 shall be without duplication.

6.11.	Payment for the Products shall be made by IMMUCELL to NORBROOK within sixty (60) days after the date of invoice or receipt of goods by IMMUCELL, whichever is the later or upon such other terms as may be mutually agreed in writing. Payment shall be made in Dollars (US$) (or such other currency as NORBROOK may request) in full free of charges, deductions and withholding taxes.

6.12.	NORBROOK reserves the right to charge interest on all overdue payments at a rate of four percent (4%) per annum over Bank of Ireland base rate from time to time prevailing. Such interest to be compounded on a monthly basis.

6.13.	If the quantity of Product purchased by IMMUCELL during a Year of the Term (the “Actual Purchase Quantity”) is less than the Minimum Purchase Quantity IMMUCELL will pay to NORBROOK an amount per syringe of Product that makes up the difference between the Minimum Purchase Quantity and the Actual Purchase Quantity (the “Deficit”) at the rate set out in Schedule 3 Part C (the ‘Deficit Rate’). The Deficit will be paid to NORBROOK pursuant to the procedure set out at clause 6.14 of this agreement.

6.14.	When a Deficit payment is due from IMMUCELL to NORBROOK, NORBROOK will send an invoice to IMMUCELL setting out the Deficit and the quantity of the Product making up the Deficit (the “Deficit Invoice”). IMMUCELL will pay the Deficit to NORBROOK in accordance with the payment provisions set out at clause 6.11.

6.15.	The Parties agree and acknowledge that a Party that fails to timely make any payment that is due under this agreement shall reimburse the other Party for all costs and expenses reasonably incurred in successfully enforcing and collecting such unpaid amount.

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6.16.	The Deficit Rate and Deficit shall be adjusted to reflect any increases in the Price pursuant to Clause 6.8 and 6.10 of this agreement.

6.17.	No Deficit shall be payable to NORBROOK where the Actual Purchase Quantity is less than the Minimum Purchase Quantity due to a Force Majeure event, or IMMUCELL has exercised its rights to acquire Products from others or to manufacture Products itself under Clause 6.6.

7.	QUALITY CONTROL

7.1.	NORBROOK shall, not later than ten (10) days following delivery of the related Products, forward to IMMUCELL a Certificate of Analysis in respect of each batch of the Product delivered to IMMUCELL.

7.2.	NORBROOK shall:

7.2.1.	retain samples of each batch of the Product manufactured by it in order to complete all testing;

7.2.2.	store such samples duly sealed until one (1) year after the relevant expiry date; and

7.2.3.	make a record of each batch of the Product formulated and supplied to IMMUCELL which record shall remain filed for one (1) year after the expiry date of the relevant batch of the Product.

7.3.	Where tests on a batch of the finished goods supplied under this agreement carried out at IMMUCELL's laboratory shows that the quality of that batch of Product does not meet the agreed Specifications and Marketing Authorisation, IMMUCELL may reject such batch which NORBROOK shall replace free of charge (and with shipping paid in full by NORBROOK) with Product acceptable to IMMUCELL to be delivered to IMMUCELL within ninety (90) days, subject to sufficient API, Packaging Material and Excipients being available, and NORBROOK shall bear the cost of replacing the raw materials and other components included in the rejected Product.

7.4.	If NORBROOK disagrees with IMMUCELL’s determination with respect to such Product conformity to Specifications and Marketing Authorisation, NORBROOK may have the sealed samples held by NORBROOK for IMMUCELL in respect of that particular batch of the Product tested by an independent laboratory as mutually agreed between the Parties, whose analysis results shall be final and binding. In the event such arbitral analysis shows the relevant batch did comply with the agreed Specifications as set out in the relevant Certificate of Analysis, IMMUCELL shall reimburse NORBROOK for the additional costs incurred by NORBROOK. The costs incidental to such arbitral analysis shall be borne by IMMUCELL if the independent analysis confirms the validity of NORBROOK's certificate and shall be borne by NORBROOK if the batch is confirmed to be outside the agreed Specifications as set out in the relevant Certificate of Analysis. IMMUCELL shall carry out all tests on the delivered Product within one month of its receipt of the applicable Certificate of Analysis (time being of the essence) to satisfy compliance with the Certificate of Analysis. No query or complaint in respect of NORBROOK’s determination as to Product compliance with the Specifications shall be considered by NORBROOK after such period has elapsed (except as provided in clauses 7.5 – 7.8 hereof).

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7.5.	In the event that either Party has reason to believe that one or more batches of the Product should be recalled or withdrawn, such Party shall immediately notify the other Party in writing and the Parties shall consult with each other to determine if any Product shall be recalled or withdrawn. IMMUCELL shall be responsible for sending a formal notification to the relevant Regulatory Authority with a copy to NORBROOK. Each Party shall provide the other with any reasonable assistance that might be required for the said purpose of notification.

7.6.	IMMUCELL shall maintain a batch tracing and recall system which will enable it to identify, with minimum delay and where possible, customers within the Territory who have been supplied with any particular batch of the Product and where possible to assist with recall of such Product if necessary.

7.7.	IMMUCELL undertakes to be solely responsible, at its sole cost and expense, for any recall of the Product at any time required because of a negligent act or omission of IMMUCELL or its subcontractors (other than NORBROOK) in fulfilling its legal or regulatory responsibilities or in their handling, storage or distribution of the Product and to accept any liability arising in respect of the Product recall except to the extent that such liability arises from the manufacture of the Product by NORBROOK.

7.8.	Save as otherwise provided under clause 7.7 above, NORBROOK undertakes to be solely responsible at its sole cost for any recall or withdrawal arising directly from the manufacture by NORBROOK of the Product.

8.	WARRANTY

8.1.	NORBROOK warrants that its manufacture of the Product shall comply with the Specification or such specification as is from time to time agreed in writing between the Parties and/or the Marketing Authorisation.

8.2.	NORBROOK represents and warrants to IMMUCELL that (a) NORBROOK has all permits, licenses, approvals and consents necessary in order for it to perform all of its obligations under this agreement (and covenants and agrees to use Commercially Reasonable Efforts to maintain all of the foregoing in effect throughout the Term), and (b) so far as it is aware, the execution, delivery and performance by NORBROOK of this Agreement do not and will not conflict with or violate any law or regulation applicable to NORBROOK or any other agreement to which it is a Party.

8.3.	Except for the express warranties set out in this agreement, NORBROOK grants no other warranties in relation to the Product, and all other representations and warranties, whether written or oral, express or implied, by statute, common law or otherwise howsoever relating to the subject matter of this agreement and the Product are hereby excluded to the fullest extent permitted by law.

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9.	LIABILITY

9.1.	NORBROOK agrees to:

9.1.1.	Indemnify IMMUCELL against all loss, damage or liability suffered by IMMUCELL in relation to any defective Product supplied by NORBROOK to the extent resulting from any proven negligence or default solely on the part of NORBROOK, provided that IMMUCELL shall notify NORBROOK in writing without delay of any claims made or threatened, give all required information and prompt assistance and fully co-operate with NORBROOK in the defence of any action and not take any action nor omit to do anything the result of which may be prejudicial to NORBROOK in relation to any such matter without first obtaining NOBROOK’s written consent, which shall not be unreasonably withheld, delayed or conditioned; and

9.1.2.	maintain at its own cost product liability insurance, subject to such insurance being available to it at commercially reasonable rates and terms, in an amount of STG£ eight million pounds (£8,000,000) (or such other sum as the Parties hereto from time to time agree in writing) to cover all loss, damage or liability suffered by IMMUCELL in relation to Product resulting from any proven negligence or default of NORBROOK provided that such liability has not been incurred by IMMUCELL in breach of its obligations under this Agreement.

9.2.	Except to the extent NORBROOK's liability to compensate IMMUCELL for loss or damage is met by the insurance referred to in this clause, any liability of NORBROOK in respect of any breach of any warranty as contained in clause 8.1 and in respect of any defective Product supplied by NORBROOK to IMMUCELL shall be limited to the supply of replacement Product (or the payment of the amounts contemplated by Section 6.6 hereof).

9.3.	Notwithstanding anything contained in this agreement, in no circumstances shall either Party be liable in contract, tort (including negligence or breach of statutory duty) or otherwise howsoever and whatever the cause thereof, whether reasonably foreseeable or not, for (a) any increased costs or expenses, (b) loss of profit, business, contracts, revenue or anticipated savings and/or (c) any special, indirect or consequential loss or damage or any nature whatsoever.

9.4.	Under no circumstances shall NORBROOK be liable to IMMUCELL for any loss or damage whatsoever suffered by IMMUCELL should the Product Marketing Authorisation be suspended, withdrawn or other similar action occur for whatever reason.

9.5.	IMMUCELL indemnifies and shall keep NORBROOK indemnified against any liability arising on the part of NORBROOK as a “Producer” of goods for the purposes of the Consumer Protection Act 1987.

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9.6.	Where NORBROOK is required to supply IMMUCELL with replacement Product arising out of any breach or operation of this agreement in respect of which any API or Primary Packaging have been supplied by IMMUCELL, NORBROOK shall be able to purchase replacement materials from IMMUCELL at the cost of such materials to IMMUCELL.

10.	GENERAL UNDERTAKINGS OF THE PARTIES

10.1.	IMMUCELL undertakes and agrees with NORBROOK that at all times from the Effective Date, or as applicable, during the Term it will:

10.1.1.	in advance of obtaining a Marketing Authorisation, or after as the case may be, negotiate in good faith with NORBROOK with respect to the use of an alternative Primary Packaging and subject to agreement and as applicable, use Commercially Reasonable Efforts to make such variation to the Marketing Authorisation as is necessary;

10.1.2.	carry and store the Product under conditions that will prevent deterioration and in accordance with the relevant Marketing Authorisation and all applicable statutory legal requirements;

10.1.3.	send to NORBROOK an inspection report on each shipment of the Product received by IMMUCELL as well as such other information on the quality and performance of the Product as may from time to time may be reasonably required of IMMUCELL by NORBROOK;

10.1.4.	indemnify NORBROOK against all proceedings, costs, liabilities, injury, loss or damage arising out of the operation of this agreement and the performance by IMMUCELL of its obligations herein, save in respect of any matter for which NORBROOK has expressly indemnified IMMUCELL under the terms of this agreement;

10.1.5.	comply with all applicable laws, regulations, codes and sanctions relating to anti-bribery and anti-corruption including but not limited to the Bribery Act 2010 (Relevant Requirements);

10.1.6.	not engage in any activity, practice or conduct which would constitute an offence under sections 1, 2 or 6 of the Bribery Act 2010 if such activity, practice, or conduct had been carried on in the UK;

10.1.7.	comply with such anti-bribery and anti-corruption policies as NORBROOK may bring out from time to time and any relevant pharmaceutical industry code on anti-bribery (Relevant Policies);

10.1.8.	immediately notify NORBROOK of any request or demand for any undue financial or other advantage of any kind received by IMMUCELL in connection with the performance of this agreement or if, to the knowledge of IMMUCELL’s senior management, a foreign public official acquires a direct or indirect interest in IMMUCELL’s activities (and IMMUCELL warrants that, to the knowledge of its senior management, no foreign public officials, officers, employees have a direct or indirect interest of its activities at the date of this agreement);

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10.1.9.	exercise Commercially Reasonable Efforts to ensure that all persons associated with IMMUCELL or other persons who are performing services in connection with this agreement comply with this clause 10.1.5 to 10.1.08;

10.1.10.	within three (3) months of the date of this agreement, and annually thereafter, certify to NORBROOK compliance with this clause 10.1.5 to 10.1.8. IMMUCELL shall provide such supporting evidence of compliance as NORBROOK may reasonably request

10.2.	Each Party undertakes and agrees with the other Party that at all times from the Effective Date, or as applicable, during the Term:-

10.2.1.	that no company in either Party’s Group or any entity or person having Control over either Party shall take any action or do or omit to do anything which if done or omitted to be done by such Party would amount to a breach of this agreement and if such entity or person should so act then such Party shall take all immediate and necessary steps to bring such actions or omissions to an end and shall compensate the other Party for any loss, damage and costs suffered accordingly;

10.2.2.	to inform the other Party immediately of any changes in ownership or Control of such Party and of any change in its organisation or method of doing business that might affect the performance of such Party's duties in this Agreement;

11.	INTELLECTUAL PROPERTY

11.1.	It is agreed that all rights to the Trade Mark and to any trade or brand name and design used by IMMUCELL in respect of the Product are and shall remain the exclusive property of IMMUCELL.

11.2.	Any information, data, invention, copyright, information or any other intellectual property arising out of or generated from the Development Work (the ‘Results’) shall be the sole property of IMMUCELL and NORBROOK shall not use the Results for any reason whatsoever except for in connection with Contract Manufacture under this Agreement.

11.3.	For the purposes of clause 15 (Confidentiality) the Results shall be deemed to be ‘Confidential Information’ to be protected under clause 15 and the Parties shall take all reasonably practical measures to secure data and maintain the confidentiality of any such data obtained from the Development Work.

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11.4.	Notwithstanding clause 15 (Confidentiality) IMMUCELL shall restrict its disclosure of the Confidential Information of NORBROOK to its Group and to any relevant government authority, including the Regulatory Authority for the purpose of obtaining a Marketing Authorisation.

11.5.	IMMUCELL indemnifies and shall keep NORBROOK indemnified against all proceedings, costs (including legal costs), liabilities, injury, loss or damage arising out of any third party claims (whether successful or unsuccessful) relating to ownership of any industrial or intellectual property rights relating to the Product and the Trade Mark and any trade or brand name or design used by IMMUCELL in respect of the Product.

12.	NO JOINT VENTURE OR PARTNERSHIP

12.1.	Nothing in this agreement shall create a partnership or joint venture between the Parties hereto and save as expressly provided in this agreement neither Party shall enter into or have authority to enter into any engagement or make any representation or warranty on behalf of or pledge the credit of or otherwise bind or obligate the other Party hereto.

13.	COMMENCEMENT & TERM OF AGREEMENT

13.1.	This agreement shall commence on the Effective Date and shall continue for the Term, unless terminated earlier in accordance with the provisions for sooner termination set out herein.

13.2.	At least twelve (12) months before the end of the Term, the Parties shall enter into good faith negotiations for a period of three (3) months with a view to seeking to agree upon terms for an extension to the Term or a new agreement and have any resultant new agreement executed.

14.	TERMINATION & EFFECT

14.1.	Notwithstanding clause 2.1 and 13.1, in the event that IMMUCELL does not obtain a Marketing Authorisation for the Product by the Expiry Date, this agreement shall be deemed to automatically terminate on the Expiry Date and IMMUCELL must pay NORBROOK the sum of one hundred thousand dollars ($100,000.00) within thirty (30) days,.

14.2.	In the event of one of the Parties being in breach of this agreement, without limiting the non-defaulting Party’s other remedies available under this Agreement, the non-defaulting Party may give written notice to the defaulting Party of the breach and indicate its intention to terminate the agreement if the breach is not remedied to its reasonable satisfaction within thirty (30) days after receipt of the notice.

14.3.	IMMUCELL shall be entitled to terminate this agreement:

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14.3.1.	in the event it notifies NORBROOK that it is abandoning its efforts to obtain the Marketing Authorisation from FDA. Upon such termination, IMMUCELL will pay to Norbrook the sum of one hundred thousand dollars ($100,000.00) within thirty (30) days,; or

14.3.2.	once it has obtained the Marketing Authorisation from FDA, on three (3) months’ notice, provided that it makes a one off payment to NORBROOK equal to the Deficit Rate with respect to the total full cumulative Minimum Purchase Quantity for each Year of the remainder of the Term,. Where IMMUCELL terminates the agreement under this sub-clause, the costs associated with the suite maintenance of Suite 17 (as referenced in Schedule 3, Part A, clause 2(b)) shall be pro-rated to the date of termination and IMMUCELL shall not be responsible for continued suite maintenance costs after termination of this agreement.

14.4.	Without prejudice to any right or remedy NORBROOK may have against IMMUCELL for breach or non-performance of this agreement NORBROOK shall have the right summarily to terminate this agreement:

14.4.1.	on IMMUCELL assigning or attempting to assign this agreement without prior written consent of NORBROOK, except as permitted under Section 23.1 hereof; or

14.4.2.	if there is a change in Control of IMMUCELL or in its Group to some entity or persons(s) whom Norbrook in its absolute discretion regard as unsuitable.

15.	CONFIDENTIALITY

15.1.	The Parties agree that all rights to the Confidential Information are reserved to the Disclosing Party and the Receiving Party shall use such information only for the purpose (hereinafter called "the Purpose") of exploiting its rights and fulfilling its obligations under this agreement including without limitation the marketing and sale of the Product.

15.2.	The Receiving Party shall not use such Confidential Information except in connection with the Purpose to benefit itself or others and will not communicate such information to others except as specifically permitted by this agreement in connection with the Purpose or as expressly authorised in writing prior to the disclosure to do so in any instance by the Disclosing Party or except as required by applicable law or court order (of which the Receiving Party shall promptly notify the Disclosing Party).

15.3.	The Receiving Party undertakes that such Confidential Information will be made available in confidence only to each of its employees and sub-contractors as need to know the same for the Purpose and such employees are bound by their contracts of employment and such sub-contractors are bound by confidentiality undertakings identical to those contained in this clause not to use or disclose such information transmitted to them by the Disclosing Party.

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15.4.	The Receiving Party undertakes at its own expense to enforce the obligations of confidentiality imposed upon its employees and sub-contractors in accordance with this agreement and so far as they relate to the disclosure of such Confidential Information by such employees or sub-contractors.

15.5.	The Receiving Party agrees that such Confidential Information shall not be copied or reproduced by it without the express written permission of the Disclosing Party except for such copies as may be reasonably required for the Purpose by the Receiving Party.

15.6.	The Receiving Party undertakes to prevent disclosure of such Confidential Information and the access of unauthorised persons to the Confidential Information and shall be responsible for any violation of this clause 15 by any of its employees, agents or other persons to whom it makes any of such Confidential information available.

15.7.	The Receiving Party shall in the discharge of its obligations under this clause arrange proper and secure storage for such Confidential Information in the form of documents, paper, computer discs, memory sticks, magnetic tapes or any other material form.

15.8.	The obligations of confidentiality imposed under this agreement shall not apply to such information if the same:-

15.8.1.	was in the public domain at the time it was disclosed or thereafter shall fall into the public domain except through the default of the Receiving Party, its employees, agents or sub-contractors; or

15.8.2.	can be demonstrated to the Disclosing Party’s satisfaction was known to and recorded by the Receiving Party prior to its disclosure to it by the Disclosing Party; or

15.8.3.	was disclosed after the prior written authorisation of the Disclosing Party; or

15.8.4.	becomes known to the Receiving Party from a source other than the Disclosing Party without breach of this agreement by the Receiving Party or a similar confidentiality obligation of another person or entity; or

15.8.5.	was independently developed by the Receiving Party without the benefit of the Confidential Information; or

15.8.6.	is disclosed fifteen (15) years from the date of this agreement.

15.9.	If only a portion of such Confidential Information falls in any of the sections under the above Clause 15.8, the remainder shall continue to be subject to the prohibitions and restrictions set out above.

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15.10.	No licence or conveyance of any rights to the Receiving Party under any discoveries inventions or patents or to use the Confidential Information other than for the Purpose is granted or implied by the transmission of such Confidential Information to the Receiving Party under this agreement.

15.11.	Notwithstanding anything contained elsewhere in this agreement the confidentiality provisions of this agreement shall survive its termination or expiry.

16.	FORCE MAJEURE

16.1.	Neither Party shall be liable to other for any failure to perform or delay in performance of its obligations hereunder (other than an obligation to pay monies) caused by any of the following to the extent beyond the reasonable control of the Party seeking to be excused from performance pursuant to this clause 16, for: (i) act of God; (ii) outbreak of hostilities, riot, civil disturbance, acts of terrorism; (iii) the act of any government or Regulatory Authority (including but not limited to revocation or suspension of any licence, consent or Marketing Authorisation – except where the reason for this is the fault of the Party seeking to invoke this Section 16); (iv) fire, explosion, flood, fog or bad weather; (v) default of suppliers or sub-contractors; (vi) theft, malicious damage, strike, lock out or industrial action of any kind; (vii) inability to obtain supplies of active ingredients, API, raw materials or packaging (other than due to the cost thereof), or (viii) machinery breakdown, provided the Party so affected shall give prompt notice to the other Party.

16.2.	The Party so affected by the circumstances in 16.1 shall exercise diligent Commercially Reasonable Efforts to mitigate the duration and extent of any such event, condition or circumstances, shall keep the other Party promptly informed as to all developments affecting or relevant to such force majeure, including but not limited to promptly notifying the other Party when the cause or causes preventing, restricting or interfering with its performance hereunder have been eliminated.

16.3.	If the failure or delay occasioned by force majeure subsists for more than one hundred and twenty (120) days, either Party can terminate this Agreement immediately by notice in writing to the other Party, and, save in respect of any payment due with respect to periods prior to the termination date, neither Party shall have any liability to the other in respect of the termination of this Agreement as a result of an event of force majeure.

16.4.	During the continuation of any force majeure event affecting NORBROOK’s performance of this agreement, IMMUCELL shall be entitled to take reasonable steps to assure continued supply of the Product, including but not limited to the entry into agreements with other parties to provide the goods and services to be provided by NORBROOK hereunder, which agreements may need to extend beyond the termination of the force majeure. In such event, and provided that IMMUCELL ensures that such alternative agreements are limited to such duration as is strictly necessary, IMMUCELL shall be excused from its obligation to purchase Minimum Purchase Quantity of Product hereunder from NORBROOK to the extent of the remainder of its obligation under such alternative agreement. Notwithstanding the cessation of such force majeure however, NORBROOK’s obligations under clause 4.2.4 shall remain in full force and effect if, but for such force majeure event, IMMUCELL would have purchased sufficient Minimum Purchase Quantity hereunder in order for such restrictions to remain in effect.

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17.	NOTICES AND OTHER COMMUNICATIONS

17.1.	Any notices and any permission consent licence approval or other authorisation to be served or given or communicated to one Party hereto by the other (in this clause called "Communication") shall be in the form of a document in writing including without limitation facsimile.

17.2.	All Communication shall be made to NORBROOK at the following address:

Address:	Norbrook Laboratories Limited
Newry
County Down
Northern Ireland
BT35 6QQ

Attention:	Mr Liam Nagle - CEO

             and to IMMUCELL at the following address:

Address:	ImmuCell Corporation
56 Evergreen Drive
Portland
Maine 04103
USA

Fax: (207) 878-2117

Attention:	Mr Michael Brigham - President & CEO

17.3.	All Communications shall be delivered by hand during normal business hours or sent by facsimile or registered post (where possible by airmail).

17.4.	A Communication shall have effect for the purpose of this agreement and shall be deemed to have been received by the Party to whom it was made:

17.4.1.	if delivered by hand upon receipt by the relevant person for whose attention it should be addressed under clause 17 or upon receipt by any other person then upon the premises at the relevant time who reasonably appears to be authorised to receive post or other messages on behalf of the relevant Party; and

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17.4.2.	if sent by facsimile upon the transmission of the Communication to the relevant facsimile number and the receipt by the facsimile machine or a facsimile message has been received properly by the facsimile machine to which it was transmitted; and

17.4.3.	if sent by registered post seven days after the date upon the registration receipt provided by the relevant postal authority.

17.5.	Each Party shall be obliged to send a notice to the other (in accordance with this clause) of any change in the details for it recorded in clause 17 which details shall be deemed to have been amended accordingly.

18.	APPLICABLE LAW AND JURISDICTION

18.1.	This agreement, its validity, construction and performance shall be construed in accordance with the laws of Northern Ireland and both Parties submit to the sole jurisdiction of the Northern Ireland Courts of any disputes arising between the Parties hereto.

18.2.	The rights regarding service set out in this clause 18 are in addition to any other manner of service permitted by law at the time when service is made.

19.	WAIVER

19.1.	The failure of a Party to insist in any one or more instances upon the performance of any provisions of this agreement shall not be construed as a waiver or relinquishment of that Party's rights to future performance of such provision and the other Party's obligation in respect of such future performance shall continue in full force and effect.

20.	REASONABLENESS

20.1.	The provisions of this agreement are considered by the Parties hereto to be reasonable in all circumstances and accordingly it is hereby agreed that if any restriction herein contained shall be judged to be void as going beyond what is reasonable in all circumstances for the protection of the Party’s interests but would be valid if part of or all of the wording were deleted or modified or the periods thereof reduced or the extent of the restriction reduced in scope the same restrictions shall apply with such deletions or modifications as shall be necessary to make them valid and effective.

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21.	SEVERABILITY

21.1.	In the event that any one or more of the provisions contained in this agreement shall for any reason be held to be unenforceable illegal or otherwise invalid in any respect under the law governing this agreement or its performance and cannot be modified in accordance with this agreement, such unenforceability, illegality or invalidity shall not affect any other provisions of this agreement and this agreement shall then be construed as if such unenforceable illegal or invalid provisions had never been contained herein.

22.	ENTIRE AGREEMENT

22.1.	This agreement sets forth and shall constitute the entire agreement between the Parties in respect of the subject matter hereof and shall supersede any and all promises representations warranties or other statements whether written or oral made by or on behalf of one Party to the other of any nature whatsoever or contained in any leaflet brochure or other document given by one Party to the other concerning such subject matter.

22.2.	This agreement may not be released, discharged, supplemented, interpreted, amended, varied, or modified in any manner except by an instrument in writing signed by the duly authorised officer or representative of each of the Parties hereto.

22.3.	This agreement hereby cancels all prior agreements between the Parties relating to the Product, in particular the Development Agreement dated 19 March 2003 and the Contract Manufacture Agreement dated 27 September 2010, and also cancels and modifies all rights of either Party arising against the other by virtue of all or any of the said prior agreements save in respect of any Confidentiality Agreement entered into between the Parties.

22.4.	In the event of any inconsistency between the terms of this agreement and any prior Confidentiality Agreement and the said Technical Agreement the following order of precedence shall apply:

(1) This agreement;

(2) The Technical Agreement at Schedule 4; and

(3) Any prior Confidentiality Agreement.

23.	ASSIGNMENT AND TRANSMISSION OF RIGHTS

23.1.	Neither Party may assign or transfer its rights or obligations under this agreement without the prior written agreement of the other Party, such agreement not to be unreasonably withheld, other than (a) in connection with the sale or other transfer of all or substantially all of the assignor’s assets, or (b) as collateral in connection with a bona fide debt financing transaction effectuated by such assignor, as to which no such consent shall be required. Upon any assignment pursuant to (a) above, under which such assignee agrees to assume all of the assignor’s obligation under this agreement arising subsequent to the effective date of such assignment, the assignor shall be relieved of further obligations arising under this agreement subsequent to the effective date of such assignment.

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24.	AUTHORITY TO EXECUTE

24.1.	Each individual executing this agreement on behalf of a Party hereto represents and warrants that he has been fully empowered to execute this agreement and that all necessary action to authorise the execution of this agreement has been taken.

25.	EXECUTION

25.1.	This agreement may be executed in any number of counterparts, each of which when executed and dated shall constitute an original of this agreement but all the counterparts shall together constitute the same agreement. The agreement shall not be effective until each Party has executed and exchanged at least one such executed counterpart with the other which exchange may be by fax or by electronic mail (in .pdf file format).

SIGNED by the duly authorised signatories for the Parties hereto:

SIGNED on behalf of NORBROOK LABORATORIES LIMITED:

/s/ Liam Nagle
Signature

MR LIAM NAGLE

DIRECTOR & CEO

SIGNED on behalf of IMMUCELL CORPORATION:

/s/ Michael F. Brigham

Signature

MR MICHAEL BRIGHAM

PRESIDENT & CEO

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